EXHIBIT 21
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MARCH 1, 1997


Subsidiaries of CNB, Inc.:

                                       State of
            Subsidiary               Organization            Business Name
            ----------               ------------            -------------

     1.    CNB National Bank              *                CNB National Bank


         * CNB National Bank is organized as a National Association.